UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2012

United Security Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-14549	63-0843362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (334) 636-5424

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Annual Meeting”) of United Security Bancshares, Inc. (the “Company”) was held on May 9, 2012. Summarized below are descriptions of the matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1 – Election of Directors. The shareholders elected each of the director nominees to serve as directors during the ensuing year or until their successors are duly elected and qualified. The voting for the directors at the Annual Meeting was as follows:

Name	Votes For	Withhold Authority	Broker Non-Votes

Andrew C. Bearden, Jr.	3,384,671	232,611	984,409

Linda H. Breedlove	3,232,536	384,746	984,409

Gerald P. Corgill	3,495,974	121,308	984,409

John C. Gordon	3,342,862	274,420	984,409

William G. Harrison	3,187,477	429,805	984,409

James F. House	3,374,337	242,945	984,409

Hardie B. Kimbrough	2,826,994	790,288	984,409

J. Lee McPhearson	3,336,984	280,298	984,409

Jack W. Meigs	3,297,962	319,320	984,409

Howard M. Whitted	3,285,617	331,665	984,409

Bruce N. Wilson	3,366,440	250,842	984,409

Proposal 2 – Ratification of the Appointment of Carr, Riggs & Ingram, LLC as the Company’s Independent Registered Public Accountants for the Year Ending December 31, 2012. The shareholders ratified the appointment of Carr, Riggs & Ingram, LLC as the Company’s independent registered public accountants for the year ending December 31, 2012. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstain

4,495,675	75,105	30,911

Proposal 3 – Advisory Approval of Executive Compensation. The shareholders adopted a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2012 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes

3,168,345	354,869	94,068	984,409

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2012	UNITED SECURITY BANCSHARES, INC.

	By:	/s/ Beverly J. Dozier
	Name:	Beverly J. Dozier
Vice President, Secretary and Assistant Treasurer